Exhibit 99.1


                  Kopin Corporation Receives Notice from NASDAQ
                      Due to Delay in Filing of Form 10-Q


    TAUNTON, Mass.--(BUSINESS WIRE)--May 18, 2007--Kopin Corporation (NASDAQ: KOPN) today announced that on May 17, 2007 it received a NASDAQ Staff Determination letter indicating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. This was a procedural letter received by Kopin, which also has not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2006.

    As noted in Kopin's press release dated May 15, 2007, the Company has received a stay of its delisting pending a hearing before the NASDAQ Listing and Hearing Review Council. The date of the hearing with the Listing Council has not yet been determined, and pending the outcome of the hearing Kopin's common stock will remain listed on The NASDAQ Global Market. However, there can be no assurance that the Listing Council will grant Kopin's request for continued listing of its common stock.

    The Listing Council will review matters associated with Kopin's non-compliance with NASDAQ listing requirements resulting from a Special Investigative Committee's review of the Company's historical stock option granting practices. As previously announced in a press release and Form 8-K filed on May 9, 2007, the Special Investigative Committee issued preliminary findings and recommendations on May 3, 2007. As a result of the internal review and required financial statement restatements, the Company's financial statements for the periods 1995 through 2006 and the related interim periods should not be relied upon.

    About Kopin

    Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin already has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

               Kopin - The NanoSemiconductor Company(TM)

    Safe Harbor Statement

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to: Kopin's decision to request a hearing to review the NASDAQ Staff Determination letter; Kopin's intention to file its Quarterly Report on Form 10-Q for the period ended March 31, 2007 after the Special Committee's review is concluded; the possible delisting of Kopin's common stock from The NASDAQ Global Market; and the required financial statement restatements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to: the potential that Kopin may be unsuccessful in obtaining a continued stay of delisting; the potential that Kopin may not satisfactorily address questions posed by Nasdaq; and the potential that Kopin may not become current in its delinquent periodic reports or file any required restatements by any requisite time periods. Factors that might affect the actual results, performance or achievements include, among other things, the matters discussed in this report, the restatement of the Company's financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstance occurring after the date of this report.


    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Scott Solomon, 617-542-5300
             Vice President
             ssolomon@investorrelations.com